Exhibit 10.15

First Amendment to lbs-008 research and development
services agreement

This First Amendment to LBS-008 Research and Development Services Agreement (this “Amendment”), effective as of Feb 23, 2022 (“Effective Date”), is entered into by and between Belite Bio, Inc, a Cayman corporation, with contact office located at 5820 Oberlin Drive, Suite 101, San Diego CA, 92121 USA (“Belite Inc”) and Lin BioScience, Inc., a Taiwan corporation, located at 12F., No.68, Sec. 5, Zhongxiao E. Rd., Xinyi Dist., Taipei City 110, Taiwan (“Lin Inc.”).

BACKGROUND

A.	The Parties entered into that certain LBS-008 Research and Development Services Agreement, dated July 1st, 2021 (the “Agreement”), whereby Belite Inc and Lin Inc. set forth their agreements with respect to certain services to be provided by Lin Inc.

B.	In consideration of Taiwan’s laws and regulations, including but not limitation of the qualification of pharmaceutical firms of Pharmaceutical Affairs Act the Parties desire to amend the Agreement to clarify the terms specified herein.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the Parties hereto agree as follows:

1.	Section 4 of the Agreement is hereby amended by deleting all of the current provisions of Section 4 and inserting in lieu thereof the following:

“Deliverables and IPR”

(a)	Deliverables. Anything discovered, invented, or developed by Lin Inc. or its personnel in the course of the Services (“Inventions”) and all Deliverables, including but not limited to the data, certificate, or designation obtained or received by Lin Inc. in the course of the Services, are and shall remain the sole and exclusive property of Belite Inc. Lin Inc. hereby assigns to Belite Inc all Lin Inc.’s right, title and interest in and to any Inventions and Deliverables. Lin Inc. agrees to (1) promptly and fully disclose any Inventions to Belite Inc, (2) assign all of Lin Inc.’s right, title and interest in and to any such Inventions and Deliverables to Belite Inc without other consideration or royalty, except the fees and expenses as prescribed in Section 3, and (3) execute all applications, assignments or other instruments reasonably requested by Belite Inc.

(b)	IPR. Belite Inc hereby grants Lin Inc. a revocable, non-exclusive, non-transferable, royalty-free license (with the right to grant and authorize sublicenses) under Belite Bio’s Retinol Binding Protein 4 (“RBP4”)-related patents in Taiwan, to the extent that is necessary for Lin Inc. to perform the Services. Lin Inc. acknowledges and agrees that Belite Inc is the sole and exclusive owner of all IPR that Lin Inc. will directly or indirectly manage, develop or assist in the performance of the Services.

2.	The Agreement, as amended herein, is ratified and confirmed.

3.	All other terms and conditions of the Agreement remain unchanged and in full force and effect.

4.	This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), all of which together shall constitute an agreement binding on all the Parties, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Amendment immediately upon affixing its signature hereto.

IN WITNESS WHEREOF, Belite Inc’s and Lin Inc.’s authorized representatives have duly executed this Amendment below to indicate their assent to its terms:

Belite Bio, Inc		Lin BioScience, Inc.

Signature:	/s/ Tom Lin	Signature:	/s/ Tom Lin
Print Name:	Tom Lin	Print Name:	Tom Lin
Title:	Director	Title:	Chairman

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